UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      November 21, 2007 (November 20, 2007)
                Date of Report (Date of earliest event reported)


                               EPIQ SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           Missouri                  0-22081                48-1056429
 (State or other jurisdiction      (Commission            (IRS Employer
       of incorporation)           File Number)        Identification Number)



                                501 Kansas Avenue
                            Kansas City, Kansas 66105
                    (Address of principal executive offices)

                                 (913) 621-9500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 1.01    Entry Into a Material Definitive Agreement.

     On November 21, 2007, Epiq Systems, Inc. announced that it had closed on the sale of 5,000,000 shares of the Company's common stock at a price of $16.60 per share to certain purchasers pursuant to a Placement Agency Agreement with Wachovia Capital Markets, LLC, as placement agent, and various Subscription Agreements with the purchasers named therein. The sale of the shares of common stock was made pursuant to the Company's effective registration statement on Form S-3 (File No. 333-145206).

     The Company will use the net proceeds of the offering of approximately $78.5 million to pay down its senior revolving credit facility in full.

     The press release announcing the pricing of the offering of common stock is filed as an exhibit to this report.


Item 9.01.   Financial Statements and Exhibits.

       (c)   Exhibits.

       The following exhibits are filed as part of this report:

 Exhibit No.     Description
 -----------     -----------

   99.1 Press release dated November 21, 2007, announcing the closing of the offering of common stock.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         EPIQ SYSTEMS, INC.

Date: November 21, 2007

                                         By:    /s/ Tom W. Olofson
                                            ------------------------------------
                                         Name:   Tom W. Olofson
                                         Title:  Chairman of the Board, Chief
                                                 Executive Officer and Director